June 2026

Pricing Supplement No. 16,467

Registration Statement Nos. 333-293641; 333-293641-01

Dated June 5, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Common Stock of Eli Lilly and Company due June 8, 2028

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to the common stock of Eli Lilly and Company (the “underlying stock”)

￭The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the securities do not guarantee the payment of interest, do not guarantee the repayment of principal and are subject to potential automatic call prior to the maturity date upon the terms described below. The securities have the terms described in the accompanying product supplement for principal at risk securities, tax supplement and prospectus, as supplemented or modified by this document.

￭Contingent Coupon. The securities will pay a contingent coupon on a quarterly basis until the earlier of the maturity date or automatic call if, and only if, the stock closing price on the calculation day for that quarter is greater than or equal to the coupon threshold price. If the stock closing price on a calculation day is less than the coupon threshold price, you will not receive any contingent coupon payment for the relevant quarter. However, if the stock closing price on one or more calculation days is less than the coupon threshold price and, on a subsequent calculation day, the stock closing price is greater than or equal to the coupon threshold price, the securities will pay the contingent coupon payment due for that subsequent calculation day plus all previously unpaid contingent coupon payments (without interest accruing on amounts previously unpaid). If the stock closing price is less than the coupon threshold price on every calculation day, you will not receive any contingent coupon payments throughout the entire term of the securities. The coupon threshold price is equal to 70% of the starting price. The contingent coupon rate is 12.75% per annum.

￭Automatic Call. The securities will be automatically called if the stock closing price on any of the calculation days (other than the final calculation day) is greater than or equal to the starting price for a cash payment equal to the face amount plus a final contingent coupon payment and any previously unpaid contingent coupon payments. No further payments will be made on the securities once they have been called.

￭Potential Loss of Principal. If the securities are not automatically called prior to maturity, you will receive the face amount at maturity if, and only if, the ending price is greater than or equal to the downside threshold price. If the ending price is less than the downside threshold price, investors will be fully exposed to the decline in the underlying stock on a 1-to-1 basis and will receive a maturity payment amount that is less than 70% of the face amount of the securities and could be zero.

￭Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent coupon payments throughout the entire term of the securities.

￭The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no contingent coupon payments over the entire term of the securities.

￭Investors will not participate in any appreciation of the underlying stock.

￭The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment.

￭These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, the underlying stock.

The current estimated value of the securities is $967.90 per security. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stock, instruments based on the underlying stock, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 4.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$20.75	$979.25
Total	$1,398,000	$29,008.50	$1,368,991.50

(1)Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $20.75 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $15.00 per security, and WFA may receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)In respect of certain securities sold in this offering, we may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated April 8, 2026  Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

Morgan Stanley   Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Common Stock of Eli Lilly and Company due June 8, 2028

Final Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	June 8, 2028, subject to postponement if the final calculation day is postponed
Underlying stock:	The common stock of Eli Lilly and Company (the “Underlying company”) (NYSE symbol: LLY)
Contingent coupon payment (with memory feature):

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the stock closing price on the related calculation day is greater than or equal to the coupon threshold price.

Each “contingent coupon payment,” if any, will be calculated per security as follows:

($1,000 × contingent coupon rate) / 4.

Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward. In addition, if the stock closing price on one or more calculation days is less than the coupon threshold price and, on a subsequent calculation day, the stock closing price is greater than or equal to the coupon threshold price, the securities will pay the contingent coupon payment due for the subsequent calculation day plus all previously unpaid contingent coupon payments (without interest accruing on amounts previously unpaid).

If the stock closing price on any calculation day is less than the coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. In addition, if the stock closing price on a calculation day is less than the coupon threshold price and the stock closing price on each subsequent calculation day up to and including the final calculation day is less than the coupon threshold price, you will not receive any unpaid contingent coupon payment in respect of any of those calculation days.

If the stock closing price is less than the coupon threshold price on all quarterly calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent coupon payment dates:	Three business days after the applicable calculation day.*
Contingent coupon rate:	The “contingent coupon rate” is 12.75% per annum.
Automatic call:

If, on any calculation day (other than the final calculation day), beginning in September 2026, the stock closing price is greater than or equal to the starting price, the securities will be automatically called on the related call settlement date for a cash payment per security equal to the face amount plus a final contingent coupon payment and any previously unpaid contingent coupon payments.

The securities will not be automatically called on any call settlement date if the stock closing price is less than the starting price on the related calculation day.

Any positive return on the securities will be limited to the contingent coupon payments, if any, even if the stock closing price on the applicable calculation day significantly exceeds the starting price. You will not participate in any appreciation of the underlying stock.

Calculation days:

Quarterly, on the 5th of each March, June, September and December, commencing September 2026 and ending on the final calculation day. We also refer to the June 2028 calculation day as the “final calculation day.”**

Call settlement date:	Three business days after the applicable calculation day.**
Maturity payment amount:

If the securities are not automatically called, you will be entitled to receive on the maturity date a cash payment per security equal to the maturity payment amount (in addition to the final contingent coupon payment due at maturity and any previously unpaid contingent coupon payments, if payable). The “maturity payment amount” per security will equal:

●if the ending price is greater than or equal to the downside threshold price:

$1,000; or

●if the ending price is less than the downside threshold price:

$1,000 × performance factor

If the securities are not automatically called prior to maturity and the ending price is less than the downside threshold price, you will receive significantly less than the stated principal amount of your securities and you will not receive any contingent coupon payment at maturity (including any previously unpaid contingent coupon

June 2026 Page 2

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Common Stock of Eli Lilly and Company due June 8, 2028

payments). Under these circumstances, you will lose more than 30%, and possibly all, of your investment.
Stock closing price:

With respect to the underlying stock, stock closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement for principal at risk securities.

Starting price:	$1,131.42, which is the stock closing price on the pricing date.
Coupon threshold price:	$791.994, which is equal to 70% of the starting price.
Downside threshold price:	$791.994, which is equal to 70% of the starting price.
Ending price:	The “ending price” will be the stock closing price on the final calculation day.
Performance factor:	The ending price divided by the starting price (expressed as a percentage).
Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	June 5, 2026
Original issue date:	June 10, 2026 (3 business days after the pricing date)
CUSIP / ISIN:	61781GFC0 / US61781GFC06
Listing:	The securities will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

* Subject to postponement pursuant to “General Terms of the Securities—Payment Dates” in the accompanying product supplement for principal at risk securities.

** Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event;

Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

June 2026 Page 3

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Common Stock of Eli Lilly and Company due June 8, 2028

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000 per security. We estimate that the value of each security on the pricing date is $967.90.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stock. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stock, instruments based on the underlying stock, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent coupon rate, the coupon threshold price and the downside threshold price, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stock, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stock, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

June 2026 Page 4

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Common Stock of Eli Lilly and Company due June 8, 2028

Investor Considerations

The Principal at Risk Securities Linked to the Common Stock of Eli Lilly and Company due June 8, 2028 (the “securities”) may be appropriate for investors who:

￭seek an investment with contingent coupon payments at a rate of 12.75% per annum until the earlier of the maturity date or automatic call, if, and only if, the stock closing price on the applicable quarterly calculation day is greater than or equal to 70% of the starting price;

￭understand that if the stock closing price of the underlying stock on the final calculation day has declined by more than 30% from the starting price, they will be fully exposed to the decline in the underlying stock from the starting price and will lose more than 30%, and possibly all, of the face amount of their securities at maturity;

￭are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;

￭understand that the securities may be automatically called prior to the maturity date and that the term of the securities may be as short as approximately three months;

￭understand and are willing to accept the full downside risks of the underlying stock;

￭are willing to forgo participation in any appreciation of the underlying stock, fixed interest payments on the securities and dividends on the underlying stock; and

￭are willing to hold the securities until maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

￭seek a liquid investment or are unable or unwilling to hold the securities to maturity;

￭require full payment of the face amount of the securities at maturity;

￭seek a security with a fixed term;

￭are unwilling to accept the risk that the stock closing price may decline by more than 30% from the starting price to the ending price, in which case they will lose a significant portion or all of their investment;

￭seek current income;

￭are unwilling to accept the risk of exposure to the underlying stock;

￭seek exposure to the upside performance of the underlying stock;

￭are unwilling to accept our credit risk; or

￭prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement and tax supplement for risks related to an investment in the securities. For more information about the underlying stock, please see the section titled “Eli Lilly and Company Overview” below.

June 2026 Page 5

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Common Stock of Eli Lilly and Company due June 8, 2028

Determining Payment on a Contingent Coupon Payment Date and on the Maturity Date

If the securities have not been previously automatically called, on each quarterly contingent coupon payment date, you will either receive a contingent coupon payment (including any previously unpaid contingent coupon payments) or you will not receive a contingent coupon payment, depending on the stock closing price on the related quarterly calculation day.

Determine whether a contingent coupon payment (including any previously unpaid contingent coupons) is paid on the applicable contingent coupon payment date based on the stock closing price on the relevant calculation day, as follows:

If the stock closing price on a calculation day is greater than or equal to the starting price, the securities will be automatically called on the applicable call settlement date for an amount in cash equal to $1,000 plus the related contingent coupon payment and any previously unpaid contingent coupon payments.

On the maturity date, if the securities have not been automatically called prior to the maturity date, you will receive (in addition to the final contingent coupon payment and any previously unpaid contingent coupon payments, if any) a cash payment per security (the maturity payment amount) calculated as follows:

June 2026 Page 6

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Common Stock of Eli Lilly and Company due June 8, 2028

Hypothetical Payout Profile

The hypothetical payout profile below illustrates the maturity payment amount on the securities, as applicable, for a range of hypothetical performances of the underlying stock from its respective starting price to its respective stock closing price on the final calculation day.

The underlying stock
The securities
Maturity payment amount per security
$1,800
$1,700
$1,600
$1,500
$1,400
$1,300
$1,200
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
$1,000
Face amount
30%
contingent
downside
protection
-100%
-80%
-60%
-40%
-30%
-20%
0%
20%
40%
60%
80%
100%
Percentage change from the starting price to the ending price

June 2026 Page 7

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Common Stock of Eli Lilly and Company due June 8, 2028

Scenario Analysis and Examples of Hypothetical Payments on the Securities

The following hypothetical examples illustrate how to determine whether a contingent coupon payment is paid (and whether any previously unpaid contingent coupon payments will be paid) with respect to a calculation day and how to calculate the maturity payment amount, if any, if the securities have not been automatically called. The following examples are for illustrative purposes only. Whether you receive a contingent coupon payment will be determined by reference to the stock closing price on each calculation day, and the amount you will receive at maturity, if any, will be determined by reference to the ending price on the final calculation day. The actual starting price, coupon threshold price, downside threshold price and contingent coupon rate are set under “Final Terms” above. All payments on the securities, if any, are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms*:

Contingent coupon payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per-annum rate equal to the contingent coupon rate if, and only if, the stock closing price on the related calculation day is greater than or equal to the coupon threshold price.

If payable, the contingent coupon payment will be an amount in cash per face amount corresponding to a return of 12.75% per annum for each interest payment period for each applicable calculation day. These hypothetical examples reflect the contingent quarterly coupon rate of 12.75% (corresponding to $31.875 per quarter per security**).

If the stock closing price on one or more calculation days is less than the coupon threshold price and, on a subsequent calculation day, the stock closing price is greater than or equal to the coupon threshold price, the securities will pay the contingent coupon payment due for the subsequent calculation day plus all previously unpaid contingent coupon payments (without interest accruing on amounts previously unpaid).

It is possible that the stock closing price will be less than the coupon threshold price for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent coupon payments.

Hypothetical starting price:	$100.00
Hypothetical coupon threshold price:	$70.00, which is 70% of the hypothetical starting price
Hypothetical downside threshold price:	$70.00, which is 70% of the hypothetical starting price

* The hypothetical starting price of $100.00 for the underlying stock has been chosen for illustrative purposes only and does not represent the actual starting price of the underlying stock. The actual starting price, coupon threshold price and downside threshold price are set forth on the cover of this document. For historical data regarding the actual closing prices of the underlying stock, see the historical information set forth herein.

**The actual contingent coupon payment will be an amount determined by the calculation agent based on the actual contingent coupon rate. The hypothetical contingent quarterly coupon of $31.875 is used in these examples for ease of analysis.

June 2026 Page 8

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Common Stock of Eli Lilly and Company due June 8, 2028

In Example 1, the closing price of the underlying stock fluctuates over the term of the securities and the stock closing price is greater than or equal to the hypothetical starting price of $100.00 on one of the calculation days. Because the stock closing price is greater than or equal to the starting price on such a date, the securities are automatically called on the related call settlement date. In Examples 2 and 3, the stock closing price on each of the calculation days is less than the starting price, and, consequently, the securities are not automatically called prior to, and remain outstanding until, maturity.

Example 1
Date	Hypothetical Stock Closing Price	Hypothetical Payment per Security on the Related Contingent Coupon Payment Date
Hypothetical Calculation Day 1	$90.00 (greater than or equal to the coupon threshold price)	$31.875 (contingent coupon payment is paid; securities are not called)
Hypothetical Calculation Day 2	$45.50 (less than the coupon threshold price)	$0 (no contingent coupon payment; securities are not called)
Hypothetical Calculation Day 3	$75.50 (greater than or equal to the coupon threshold price)	$31.875 × 2 = $63.75 (contingent coupon payment and the previously unpaid contingent coupon payment are paid; securities are not called)
Hypothetical Calculation Day 4	$40.00 (less than the coupon threshold price)	$0 (no contingent coupon payment; securities are not called)
Hypothetical Calculation Day 5	$37.50 (less than the coupon threshold price)	$0 (no contingent coupon payment; securities are not called)
Hypothetical Calculation Day 6	$102.50 (greater than or equal to the coupon threshold price and the starting price)	$31.875 + ($31.875 × 2 = $63.75) + $1,000 = $1,095.625 (contingent coupon payment and the previously unpaid contingent coupon payments are paid; securities are called)

In Example 1, the securities are automatically called following the sixth calculation day as the stock closing price on the sixth calculation day is greater than or equal to the starting price. As a result, on the related call settlement date, investors receive a cash payment per security, calculated as follows:

stated principal amount + contingent coupon payment + previously unpaid contingent coupon payments with respect to the prior calculation days = $31.875 + ($31.875 × 2 = $63.75) + $1,000 = $1,095.625

In this example, the automatic call feature limits the term of the securities to approximately 1.5 years, and you may not be able to reinvest at comparable terms or returns. If the securities are called prior to maturity, you will receive no further payments on the securities.

Date	Example 2		Example 3
	Hypothetical Stock Closing Price / Ending Price	Hypothetical Payment per Security on the Related Contingent Coupon Payment Date	Hypothetical Stock Closing Price / Ending Price	Hypothetical Payment per Security on the Related Contingent Coupon Payment Date
Hypothetical Calculation Day 1	$35.00	$0	$42.50	$0
Hypothetical Calculation Day 2	$37.50	$0	$77.50	$31.875 × 2 = $63.75
Hypothetical Calculation Day 3	$47.50	$0	$40.00	$0
Hypothetical Calculation Day 4	$48.00	$0	$45.00	$0
Hypothetical Calculation Day 5	$39.00	$0	$47.50	$0

June 2026 Page 9

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Common Stock of Eli Lilly and Company due June 8, 2028

Hypothetical Calculation Day 6	$36.75	$0	$82.50	$31.875 × 4 = $127.50
Hypothetical Calculation Day 7	$44.00	$0	$36.50	$0
Hypothetical Calculation Day 8	$27.50	$0	$75.00	$31.875 × 2 = $63.75
Hypothetical Calculation Day 9	$32.50	$0	$35.00	$0
Hypothetical Calculation Day 10	$35.75	$0	$33.50	$0
Hypothetical Calculation Day 11	$38.00	$0	$48.00	$0
Final Calculation Day	$40.00	$0	$70.00	(included in maturity payment amount)
Maturity Payment Amount	$400.00		$1,127.50 (see explanation below)

Examples 2 and 3 illustrate the maturity payment amount per security based on the ending price.

In Example 2, the stock closing price remains below the coupon threshold price on every calculation day. As a result, investors do not receive any contingent coupon payments during the term of the securities, and, at maturity, investors are fully exposed to the decline in the closing price of the underlying stock. As the ending price is less than the downside threshold price, investors will receive a maturity payment amount equal to the stated principal amount multiplied by the performance factor, calculated as follows:

stated principal amount × performance factor = $1,000 × ($40.00 / $100.00) = $1,000 × 40% = $400.00

In this example, the amount of cash you receive at maturity is significantly less than the stated principal amount.

In Example 3, the stock closing price decreases to an ending price of $70.00. Although the ending price is less than the starting price, because the ending price is still not less than the downside threshold price, investors will receive a maturity payment amount equal to the stated principal amount plus the final contingent coupon payment and any previously unpaid contingent coupon payments. The maturity payment amount is calculated as follows:

$1,031.875 + ($31.875 × 3) = $1,127.50

In this example, although the ending price represents a 30% decline from the starting price, investors receive the stated principal amount per security plus the final contingent coupon payment and the previously unpaid contingent coupon payments because the ending price is not less than the downside threshold price.

If the securities are not automatically called prior to maturity and the ending price is less than the downside threshold price, investors will be exposed to the downside performance of the underlying stock at maturity, and the maturity payment amount will be less than 70% of the face amount per security and could be zero.

June 2026 Page 10

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Common Stock of Eli Lilly and Company due June 8, 2028

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities, tax supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of the face amount of your securities at maturity. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of the face amount of your securities at maturity. If the securities have not been automatically called and if the ending price is less than the downside threshold price of 70% of the starting price, you will be exposed to the decline in the price of the underlying stock, as compared to the starting price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the face amount multiplied by the performance factor. In this case, you will lose more than 30%, and possibly all, of the face amount of your securities at maturity.

￭The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent coupon payment but only if the stock closing price is greater than or equal to the coupon threshold price on the related calculation day. If the stock closing price is less than the coupon threshold price on the relevant calculation day for any interest period, we will pay no contingent coupon payment on the applicable contingent coupon payment date. However, if the contingent coupon payment is not paid on any contingent coupon payment date because the stock closing price is less than the coupon threshold price on the related contingent coupon payment date, such unpaid contingent coupon payment will be paid on a later contingent coupon payment date but only if the stock closing price on the related calculation day is greater than or equal to the coupon threshold price. Therefore, you will not receive payment for such unpaid contingent coupon payments if the stock closing price is less than the coupon threshold price on each subsequent calculation day. If the stock closing price is less than the coupon threshold price on each calculation day, you will not receive any contingent coupon payments for the entire term of the securities. It is possible that the stock closing price will be less than the coupon threshold price for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent coupon payments. If you do not earn sufficient contingent coupon payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent coupon payment, if any, is based on the stock closing price of the underlying stock on only the related quarterly calculation day at the end of the related interest period. Whether the contingent coupon payment will be paid on any contingent coupon payment date will be determined at the end of the relevant interest period based on the stock closing price of the underlying stock on the relevant quarterly calculation day. As a result, you will not know whether you will receive the contingent coupon payments on any contingent coupon payment date until near the end of the relevant interest period. Moreover, because the contingent coupon payment is based solely on the value of the underlying stock on the quarterly calculation days, if the stock closing price of the underlying stock on any calculation day is below the coupon threshold price, you will not receive the contingent coupon payment for the related interest period, even if the price of the underlying stock was at or above the coupon threshold price on other days during that interest period.

￭Investors will not participate in any appreciation in the price of the underlying stock. Investors will not participate in any appreciation in the price of the underlying stock from the starting price, and the return on the securities will be limited to the contingent coupon payments, if any, that are paid with respect to each calculation day on which the stock closing price is greater than or equal to the coupon threshold price, if any.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of the underlying stock on any day, including in relation to the starting price, the coupon threshold price and the downside threshold price, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying stock,

owhether the stock closing price of the underlying stock has been below the coupon threshold price on any calculation day,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stock or securities markets generally and which may affect the price of the underlying stock, odividend rates on the underlying stock,

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Principal at Risk Securities Linked to the Common Stock of Eli Lilly and Company due June 8, 2028

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying stock that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if the underlying stock has closed near or below the coupon threshold price and downside threshold price, the market value of the securities is expected to decrease substantially, and you may have to sell your securities at a substantial discount from the face amount of your securities.

You cannot predict the future performance of the underlying stock based on its historical performance. The price of the underlying stock may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. The price of the underlying stock may decrease and be below the coupon threshold price on each calculation day so that you will receive no return on your investment, and the underlying stock may close below the downside threshold price on the final calculation day so that you will lose a significant portion or all of your initial investment in the securities. There can be no assurance that the stock closing price will be at or above the coupon threshold price on any calculation day so that you will receive a coupon payment on the securities for the applicable interest period, or that it will be at or above the downside threshold price on the final calculation day so that you do not suffer a significant loss on your initial investment in the securities. See “Eli Lilly and Company Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an automatic call, on any contingent coupon payment date or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the underlying stock. Investing in the securities is not equivalent to investing in the underlying stock. Investors in the securities will not participate in any positive performance of the underlying stock, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stock. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stock and received the dividends paid or distributions made on them.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic call feature of the securities. If the securities are called prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the

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Principal at Risk Securities Linked to the Common Stock of Eli Lilly and Company due June 8, 2028

secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stock, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting price, the coupon threshold price, the downside threshold price and the ending price, and will calculate the amount of cash you receive upon an automatic call or at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factor. These potentially subjective determinations may adversely affect the payout to you upon an automatic call or at maturity, if any. For further information regarding these types of determinations, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events,” “—Adjustment Events,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day,” “—Alternate Exchange Calculation in Case of an Event of Default” and related definitions in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlying stock), including trading in the underlying stock. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final calculation day approaches. Some of our affiliates also trade the underlying stock and other financial instruments related to the underlying stock on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting price of the underlying stock, and, therefore, could increase (i) the price at or above which the underlying stock must close on the calculation days so that the securities are called for a cash payment equal to the face amount plus a final contingent coupon payment and any previously unpaid contingent coupon payments, (ii) the price at or above which the underlying stock must close on each calculation day in order for you to earn a contingent coupon payment and any previously unpaid contingent coupon payments and (iii) the price at or above which the underlying stock must close on the final calculation day so that you are not exposed to the negative

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Principal at Risk Securities Linked to the Common Stock of Eli Lilly and Company due June 8, 2028

performance of the underlying stock at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of the underlying stock on the calculation days, and, accordingly, whether we call the securities prior to maturity, whether we pay a contingent coupon payment on the securities and the amount of cash you will receive at maturity, if any.

￭The maturity date may be postponed if the final calculation day is postponed. If the scheduled final calculation day is not a trading day or if a market disruption event occurs on that day so that the final calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that final calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying stock to which the securities are linked.

￭The U.S. federal income tax consequences of an investment in the securities offered by this pricing supplement are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. Moreover, non-U.S. investors should note that persons having withholding responsibility in respect of the securities are, absent an exception, expected to withhold on any coupon paid to a non-U.S. investor, generally at a rate of 30%. We will not pay any additional amounts in respect of such withholding. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Underlying Stock

￭No affiliation with Eli Lilly and Company. Eli Lilly and Company is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Eli Lilly and Company in connection with this offering.

￭We may engage in business with or involving Eli Lilly and Company without regard to your interests. We or our affiliates may presently or from time to time engage in business with Eli Lilly and Company without regard to your interests and thus may acquire non-public information about Eli Lilly and Company Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Eli Lilly and Company which may or may not recommend that investors buy or hold the underlying stock.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stock. MS & Co., as calculation agent, will adjust the adjustment factor for certain corporate events affecting the underlying stock, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuer of the underlying stock, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stock. For example, the calculation agent is not required to make any adjustments if the issuer of the underlying stock or anyone else makes a partial tender or partial exchange offer for the underlying stock, nor will adjustments be made following the final calculation day. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stock by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust the adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before a calculation day, this may decrease the stock closing price to be less than the coupon threshold price (resulting in no contingent coupon payment being paid with respect to such date) or the ending price to be less than the downside threshold price (resulting in a loss of a significant portion of all of your investment in the securities), materially and adversely affecting your return.

￭Historical closing prices of the underlying stock should not be taken as an indication of the future performance of the underlying stock during the term of the securities. No assurance can be given as to the price of the underlying stock at any time, including on the final calculation day, because historical closing prices of the underlying stock do not provide an indication of future performance of the underlying stock.

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Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Common Stock of Eli Lilly and Company due June 8, 2028

Eli Lilly and Company Overview

Eli Lilly and Company discovers, develops, manufactures and sells pharmaceutical products for humans and animals. The underlying stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Eli Lilly and Company pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-06351 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Eli Lilly and Company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the underlying stock is accurate or complete.

The following graph sets forth the daily closing prices of the underlying stock for the period from January 1, 2021 through June 5, 2026. The closing price of the underlying stock on June 5, 2026 was $1,131.42. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the underlying stock may have been adjusted for stock splits and other corporate events. The historical performance of the underlying stock should not be taken as an indication of future performance, and no assurance can be given as to the closing price of the underlying stock at any time, including on the calculation days.

Common Stock of Eli Lilly and Company – Daily Closing Prices January 1, 2021 to June 5, 2026

This document relates only to the securities referenced hereby and does not relate to the underlying stock or other securities of Eli Lilly and Company. We have derived all disclosures contained in this document regarding the underlying stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Eli Lilly and Company. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Eli Lilly and Company is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying stock (and therefore the price of the underlying stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Eli Lilly and Company could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying stock.

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Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Common Stock of Eli Lilly and Company due June 8, 2028

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

United States federal income tax considerations

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. Moreover, as discussed in the section entitled “United States Federal Taxation” in the accompanying tax supplement, we have not attempted to ascertain whether any issuer of any underlier to which the securities relate is a U.S. real property holding corporation or a passive foreign investment company. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts with associated coupons, and any coupons as ordinary income, as described in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts with Associated Coupons” in the accompanying tax supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. A different tax treatment could be adverse to you.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In particular, due to the terms of the securities and current market conditions, there is a risk that the securities could be characterized as debt instruments for U.S. federal income tax purposes, in which case the timing and character of income recognized in respect of the securities could be different from those described herein and possibly adverse to certain investors. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Not Treated as Debt Instruments” in the accompanying tax supplement.

The U.S. federal income tax treatment of the coupons is unclear. To the extent that we have withholding responsibility in respect of the securities, we would expect generally to treat the coupons paid to Non-U.S. Holders as subject to U.S. withholding tax. Moreover, you should expect that, if the applicable withholding agent determines that withholding tax should apply, it will be at a rate of 30% (or lower treaty rate). In order to claim an exemption from, or a reduction in, the 30% withholding under an applicable treaty, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the coupons.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain representations made by us, our counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Principal at Risk Securities Linked to the Common Stock of Eli Lilly and Company due June 8, 2028

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $20.75 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $15.00 per security. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to “agent” refer to each of MS & Co. and WFS, as agents for this offering, except that references to “agent” in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the contingent coupon rate, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Estimated Value of the Securities” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

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Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Common Stock of Eli Lilly and Company due June 8, 2028

Validity of the securities

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been issued by MSFL pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus), the trustee and/or paying agent has made, in accordance with the instructions from MSFL, the appropriate entries or notations in its records relating to the master note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Morgan Stanley or MSFL, the MSFL Senior Debt Indenture, the securities (together with the MSFL Senior Debt Indenture, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the master note and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 23, 2026, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on February 23, 2026.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities and tax supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities, the tax supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities, the tax supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated April 8, 2026

Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

Terms used but not defined in this document are defined in the product supplement for principal at risk securities, in the tax supplement or in the prospectus.

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